EXHIBIT 5.1
                                                                     -----------


                [LETTERHEAD OF VOLOVELSKY, DINSTEIN, SNEH & CO.]


                        VOLOVELSKY, DINSTEIN, SNEH & CO.
                                ATTORNEYS AT LAW
                                  NOLTON HOUSE
                                14 SHENKAR STREET
                                 P.O. BOX 12172
                             HERZLIYA PITUACH 46733
                            Telephone: 972-9-958-9696
                            Facsimile: 972-9-958-9695


                                                           Date: August 10, 2001




Precise Software Solutions Ltd.
1 Hashikma Street,
P.O. Box 88
Savyon, 56518
ISRAEL

         RE:  AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-3
              ---------------------------------------------------------

Ladies and Gentlemen:


         This opinion relates to an aggregate of 853,799 Ordinary Shares, par value NIS 0.03 per share ("Ordinary Shares"), of Precise Software Solutions Ltd. (the "Company"), which are the subject matter of a Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on July 26, 2001 (File No. 333-65876), as amended (the "Registration Statement").

         Based upon such investigation as we have deemed necessary, we are of the opinion that the 725,235 Ordinary Shares to be sold by the Selling Shareholders pursuant to the Prospectus are validly issued, fully paid and nonassessable. Further, the 128,564 Ordinary Shares to be issued upon exercise of the warrants and option described in the Prospectus have been duly authorized for issuance, and upon the issuance and delivery of such Ordinary Shares in accordance with the applicable warrant or option agreement, such Ordinary Shares will have been validly issued and be fully paid and nonassessable.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                           Very truly yours,

                                           /s/ Volovelsky, Dinstein, Sneh & Co.

                                           Volovelsky, Dinstein, Sneh & Co.